UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): July 10, 2007
WESTWOOD ONE, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14691	95-3980449

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 West 57th Street, 5th Floor
New York, NY	10019

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (212) 641-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5	Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b) On July 12, 2007, Andrew Zaref ceased serving as Chief Financial Officer of Westwood One, Inc. (the “Company” or “Westwood”). A copy of the press release announcing Mr. Zaref’s departure, as well as the other matters which are discussed in this 8-K, is furnished herewith as Exhibit 99.1 and is incorporated by reference herein in its entirety.
(c) Gary Yusko was appointed Chief Financial Officer (“CFO”) of Westwood effective July 16, 2007. Mr. Yusko’s services will be provided by CBS Radio, Inc. (“CBS Radio”) to the Company in accordance with CBS Radio’s existing agreement (the “Management Agreement”) to manage the Company and to provide it with the services of a CFO. While Mr. Yusko will be an employee of the Company, his salary and bonus payments will be reimbursed by CBS Radio. A copy of the Management Agreement was previously filed with the Securities and Exchange Commission (“SEC”) as Exhibit 10.17 to its Current Report on Form 8-K filed on June 4, 1999 and the amendment thereto was filed with the SEC as Annex A to the Company’s proxy statement on April 25, 2002.
Mr. Yusko and the Company have executed an employment agreement with a term of three years, at an annual base salary of $450,000, $475,000 and $500,000, respectively. Mr. Yusko will be eligible for an annual discretionary bonus for each of 2007, 2008 and 2009, in the amounts of $315,000 (of which $100,000 is guaranteed for the services to be rendered for 2007), $332,500 and $350,000, respectively. Mr. Yusko will also receive: (i) a signing bonus of $100,000 payable in a lump sum in accordance with the Company’s normal payroll practices and (ii) on July 16, 2007, 15,000 shares of restricted stock which will vest in equal one-half increments over a two-year period on July 16, 2008 and 2009 (clauses (i) and (ii), collectively, the “Signing Bonus”). The cash portion of the Signing Bonus will be earned over the term of Mr. Yusko’s employment through July 15, 2009. On July 16, 2007, Mr. Yusko will also receive: 50,000 shares of restricted stock and 75,000 stock options that will vest in equal one-third increments on July 16, 2008, 2009 and 2010. A copy of the Company’s employment agreement with Mr. Yusko is attached hereto as Exhibit 99.2, the terms of which are incorporated by reference herein in their entirety.
Mr. Yusko, 52, will serve as the Company’s CFO and Principal Accounting Officer. Since March 2006, he has been the CFO of Alloy, Inc., a provider of non-traditional media programs reaching targeted consumer segments. Prior to becoming Alloy’s CFO, Mr. Yusko served as the Company’s Executive Vice President (“EVP”) of Financial Operations for calendar year 2004 and Senior Vice President of Financial Operations from 2002 to December 31, 2003. During such period, Mr. Yusko also served as the Company’s Secretary and Assistant Treasurer and after his tenure as EVP of Financial Operations, he was employed by the Company until he became an officer of Alloy.
On July 10, 2007, the Compensation Committee approved the appointment of David Hillman as the Company’s Chief Administrative Officer (“CAO”, a newly created position), effective immediately. As CAO, Mr. Hillman will have overall responsibility for the Company’s corporate development and strategic direction and will assist the Chief Executive Officer (“CEO”) in overseeing the day-to-day operations of the Company. Mr. Hillman, 38, joined the Company in June 2000 as Vice President, Labor Relations and Associate General Counsel, which positions he held through September 2004, and thereafter became Senior Vice President, General Counsel in October 2004. He became an EVP in February 2006 and will continue to serve as General Counsel and EVP, Business Affairs. In connection with Mr. Hillman’s promotion, on July 10, 2007, he received 15,000 shares of restricted stock that will vest in equal one-half increments on July 10, 2008 and 2009. His employment agreement is also being amended as described in subsection (e) below.
(e) On July 10, 2007, the Compensation Committee approved amending the terms of equity compensation awarded to Mr. Kosann during his tenure as President and CEO of the Company. The amended terms are contingent on the CBS Transaction Condition (as described below). Mr. Kosann will continue to serve as President and CEO until the earlier of: (i) the closing of the overall CBS Radio — Company deal (but no earlier than December 31, 2007); or (ii) the day after the last day on which the Company files its Annual Report on Form 10-K for the year ended 2007 (but no later than March 18, 2008). Mr. Kosann’s termination date is referred to in this 8-K as the “Termination Date”.

Under the amended terms, if the overall Company — CBS Radio deal closes and Mr. Kosann is terminated on the Termination Date in connection therewith, Mr. Kosann will execute an agreement to serve the Company as a consultant beginning on the day after the Termination Date and continuing through March 31, 2008 (the foregoing, the “CBS Transaction Condition”). During the period of his consultancy, Mr. Kosann’s outstanding equity compensation will continue to vest in accordance with its current terms through and including March 31, 2008. However, certain equity compensation awarded to Mr. Kosann during his tenure as President and CEO of the Company that is scheduled to vest after March 31, 2008 shall vest on March 31, 2008. Assuming the CBS Transaction Condition is satisfied, the following units/shares of unvested equity compensation will vest on March 31, 2008: (a) 5,208 restricted stock units (“RSUs”) (of 41,667 RSUs initially awarded to Mr. Kosann on January 3, 2006 on a four-year vesting term), (b) 6,944 shares of restricted stock (of 41,667 shares of restricted stock initially awarded to Mr. Kosann on March 13, 2007 on a three-year vesting term) and (c) 20,833 stock options (of 125,000 stock options initially awarded to Mr. Kosann on March 13, 2007 on a three -year vesting term) at an exercise price of $6.17 per share. A copy of the Company’s form Stock Option Agreement for non-director participants was previously filed with the SEC as Exhibit 99.2 to the Company’s 8-K on December 9, 2005. A copy of the Company’s form RSU agreement and form restricted stock agreement for non-director participants was previously filed with the SEC as Exhibit 99.1 and Exhibit 99.3, respectively, to the Company’s 8-K on March 17, 2006. A copy of the Company’s Equity Plan was previously filed with the SEC as Exhibit 10.2 to the Company’s 8-K on May 25, 2005.
In addition, if either: (1) the overall Westwood-CBS Radio deal closes and Mr. Kosann is terminated on the Termination Date or (2) Mr. Kosann is involuntarily terminated as CEO of the Company other than for Cause prior to the Termination Date (such, an “Involuntary Termination Event”) and subsequent to the filing of a definitive proxy statement by the Company in connection with the overall Westwood-CBS Radio deal, Westwood One will reimburse CBS Radio for one-half (1/2) of Mr. Kosann’s salary continuation through December 31, 2008 and 2007 bonus payments (which total bonus payment shall be a minimum of $150,000), subject to an agreed-upon cap between the parties. If the Involuntary Termination Event occurs at the request of the Company prior to the filing of a definitive proxy statement by the Company in connection with the overall Westwood-CBS Radio deal, the Company will reimburse CBS Radio only for one-half (1/2) of Mr. Kosann’s minimum 2007 bonus payment. Except in the cases described above, CBS Radio shall be solely responsible for all cash payments to Mr. Kosann in connection with the cessation of his employment with CBS Radio as the Company’s CEO.
As described in subsection (c) above, on July 10, 2007, the Compensation Committee approved the appointment of David Hillman as the Company’s CAO. In connection therewith, Mr. Hillman’s employment agreement is being amended to extend the term thereof for one year until December 31, 2009. Additionally, Mr. Hillman will receive an increase in his annual base salary (previously $350,000) as follows: (i) effective July 16, 2007, $400,000; (ii) effective January 1, 2008, $425,000; and (iii) effective January 1, 2009, $450,000. As described in subsection (c) above, Mr. Hillman received 15,000 shares of restricted stock on July 10, 2007. A copy of the amendment to Mr. Hillman’s employment agreement is attached hereto as Exhibit 99.3, the terms of which are incorporated by reference herein in their entirety.

Section 8	Other Events

Item 8.01	Other Events.
As part of the press release issued on July 12, 2007, a copy of which is attached hereto as Exhibit 99.1, the Company also updated the status of its ongoing negotiations with CBS Radio regarding the modification and extension of the agreements between the parties. The Company announced it is optimistic that it will finalize the new arrangements with CBS Radio in August 2007 and submit definitive documentation detailing the new arrangements to Company stockholders for their approval in the fourth quarter of 2007, following the Company’s filing of a definitive proxy statement with the SEC. As stated in the press release, there is no assurance that the extension of the Company’s various agreements with CBS Radio will be completed. The Company also announced that UBS Investment Bank is continuing to advise the Company’s Strategic Review Committee in its negotiation and documentation of the CBS Radio agreements and the Committee’s mandate to explore avenues to enhance shareholder value.

Section 9	Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.
(d)	Exhibits.

The following is a list of the exhibits filed as a part of this Form 8-K:

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated July 12, 2007, announcing the update regarding status of the CBS Radio negotiations; cessation of Andrew Zaref as Chief Financial Officer of the Company; appointment of Gary Yusko as Chief Financial Officer; appointment of David Hillman as Chief Administrative Officer and the ultimate cessation of Peter Kosann’s services as Chief Executive Officer.

99.2	Employment Agreement, effective as of July 16, 2007, by and between the Company and Gary Yusko.

99.3	Amendment No. 2, effective July 10, 2007, to the Employment Agreement, entered into by and between Westwood One, Inc. and David Hillman, effective as of October 16, 2004, as amended.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTWOOD ONE, INC.
Date: July 16, 2007	By:	/s/ David Hillman
		Name:	David Hillman
		Title:	Chief Administrative Officer; EVP, Business Affairs; General Counsel and Secretary

EXHIBIT INDEX
Current Report on Form 8-K
dated July 10, 2007
Westwood One, Inc.

Exhibit
No.	Description of Exhibit

99.1	Press Release, dated July 12, 2007, announcing the update regarding status of the CBS Radio negotiations; cessation of Andrew Zaref as Chief Financial Officer of the Company; appointment of Gary Yusko as Chief Financial Officer; appointment of David Hillman as Chief Administrative Officer and the ultimate cessation of Peter Kosann’s services as Chief Executive Officer.

99.2	Employment Agreement, effective as of July 16, 2007, by and between the Company and Gary Yusko.

99.3	Amendment No. 2, effective July 10, 2007, to the Employment Agreement, entered into by and between Westwood One, Inc. and David Hillman, effective as of October 16, 2004, as amended.